UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

September 9, 2009

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DEVRY INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Tower Lane, Suite 1000 Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On September 9, 2009, the Board of Directors of DeVry Inc. (the “Company”) appointed William Hughson (“Hughson”), age 46, to the position of president of the Company’s Medical and Healthcare group.  In this capacity, Hughson will serve as a principal operating officer of the Company.  Prior to joining the Company, Hughson had served since 2000 as Vice President of DaVita Inc., a leading provider of dialysis services in the United States.  From 1997 to 1999, he served as President of A.G. Ferrari Foods.  From 1992 to 1996 Hughson was president and chief financial officer of Noah’s New York Bagels.

Effective as of September 9, 2009, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Hughson.  The Employment Agreement provides for, among other things, the following:

(i)       Hughson’s current base salary may be increased annually by the Company’s Chief Executive Officer in coordination with the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) but may not be decreased, except in the case of an across-the-board percentage reduction in base salaries.

(ii)      Hughson will be eligible for annual equity awards, as determined by the Company, the Board of Directors and/or the Compensation Committee, under the Company’s equity award plans.

(iii)     Hughson will be eligible to receive an annual bonus payment based on a percentage of his base salary upon the achievement of specific Company-wide and personal performance goals that will be determined each fiscal year by Hughson’s direct supervisor and/or the Compensation Committee.

(iv)      Hughson will be eligible to participate in the health and welfare benefit plans and any qualified and/or non-qualified retirement plans of the Company.

(v)       Hughson’s employment with the Company will end upon the earlier of (A) his death or Permanent Disability (as defined in the Employment Agreement), (B) Hughson’s resignation at any time with or without Good Reason (as defined in the Employment Agreement) or (C) termination by the Company at any time with or without Cause (as defined in the Employment Agreement).

(vi)      If (A) Hughson’s employment with the Company is terminated by the Company without Cause or by Hughson with Good Reason and (B) Hughson executes a legally effective Release (as defined in the Employment Agreement) and complies with the terms of the Employment Agreement and the Release, Hughson will be entitled to the following benefits:

(A)    Accrued Benefits (as defined in the Employment Agreement), payable no later than 30 days after Hughson’s Termination Date (as defined in the Employment Agreement);

(B)    one and one-half times the sum of Hughson’s Base Salary plus MIP Target (as defined in the Employment Agreement), payable in 18 equal monthly payments;

(C)    a pro-rated MIP Award (as defined in the Employment Agreement);

(D)    18 months of continued health benefit plan coverage following the Termination Date; and

(E)     access to a nine month senior executive level outplacement program at the Company’s sole expense.

(vii)     If (A) Hughson’s employment with the Company is terminated by the Company without Cause or by Hughson with Good Reason during a Change in Control Period (as defined in the Employment Agreement) and (B) Hughson executes a legally effective Release (as defined in the Employment Agreement) and complies with the terms of the Employment Agreement and Release, he will be entitled to the following benefits:

(A)    Accrued Benefits, payable no later than 30 days after the Termination Date;

(B)    two times the sum of Hughson’s Base Salary plus MIP Target, payable in 24 equal monthly payments;

(C)       24 months of continued health benefit plan coverage following the Termination Date; and

(D)       access to a 12 month senior executive level outplacement program at the Company’s sole expense.

(viii)    If Hughson’s employment is terminated during a Change in Control Period (A) for Cause, (B) by reason of his resignation without Good Reason or (C) by reason of his death or Permanent Disability, the Company shall provide him or his estate or beneficiaries, as appropriate, with Accrued Benefits, payable within 30 days following his Termination Date, and the Company shall have no other severance obligations under the Employment Agreement.

(ix)      Hughson is subject to a non-compete and non-solicitation period following the end of his employment of (A) 24 months if termination occurs with Good Reason or without Cause during a Change in Control Period (as defined in the Employment Agreement) or (B) 18 months in the case of any other termination.

This description is qualified in its entirety by reference to the Executive Employment Agreement attached hereto as Exhibit 10.1.

Item 7.01  Regulation FD Disclosure.

A copy of the news release issued by the Company on September 15, 2009 describing the appointment of Mr. Hughson is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

10.1      Executive Employment Agreement with William Hughson, dated September 9, 2009

99.1      Press Release, dated September 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	September 15, 2009	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement with William Hughson, dated September 9, 2009
99.1	Press Release, dated September 15, 2009